UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 31, 2004

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin, Texas 78746

(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officer.

Effective December 31, 2004, Nancy L. Harris has been designated as an executive officer of Forgent Networks, Inc. (“Forgent”) and will service as Vice President, Software. Ms. Harris does not have an employment agreement with Forgent.

Ms. Harris, age 42, is responsible for the daily operations of Forgent’s software business, including the NetSimplicity software division of Forgent. Ms. Harris, who has 19 years of experience in the software industry in both marketing and development capacities, joined Forgent in October 2001 as Vice President, Marketing. From April 2000 until she joined Forgent, she was director of marketing and product management at ClearCommerce, an Internet transaction-processing software company. From 1992 to 2000, Ms. Harris worked with BMC Software, a leading provider of enterprise management software solutions, where she held various positions including director of field marketing, director of product marketing, and development manager. From 1990 to 1992, she was employed by Software Interfaces, a Houston-based software company, and from 1986 to 1990, she held various positions with Accenture fka Andersen Consulting, a global management consulting company. Ms. Harris graduated from Northwestern University with a B.S. in Journalism and an M.S. in Marketing.

Ms. Harris has not engaged in any transactions with Forgent, and she does not have a family relationship with any other officer or director of Forgent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: January 6, 2005	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer

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